Exhibit 4.1

                                [GRAPHIC OMITTED]

                             A.O. SMITH CORPORATION

                             A. O. SMITH CORPORATION
                 LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN


1.   Purpose
     -------

     The purpose of the A. O. Smith Corporation Long-Term Executive Incentive Compensation Plan ("Plan") is to induce key employees to remain in the employ of
A. O Smith Corporation ("Company") or Subsidiaries or Affiliates of the Company, and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company believes the Plan will (1) attract and retain executive personnel possessing outstanding ability; (2) motivate executive personnel, by means of growth related incentive, to achieve long-range growth goals; (3) provide incentive compensation opportunities which are competitive with those of other major corporations; and
(4) further the identity of interest of participants with those of the corporation's stockholders through opportunities for increased stock ownership.

2.   Effective Date and Term of the Plan
     -----------------------------------

     The Plan shall have a term of ten years from and after January 1, 1999, subject to approval by the stockholders of the Company. The Plan supersedes and replaces, on the effective date, the A. O. Smith Corporation 1990 Long-Term Executive Incentive Compensation Plan. The Board of Directors, without further approval of the stockholders may terminate the Plan at any time but no termination shall, without the Participant's consent, alter or impair any of the rights under any option theretofore granted to him under the Plan.

3.   Definitions
     -----------

     (a) Affiliate: Means any corporation in which the Company has 50 percent or less ownership.

     (b) Awards: Means the awards granted by the Committee under the Plan.

     (c) Board of Directors: Means the Board of Directors of the Company.

     (d) Committee: Means the Committee referred to in Section 4 hereof.

     (e) Common Stock: Means the Common Stock, par value $1 per share, of the Company.

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     (f) Disability Date: Means the date on which a participant becomes eligible for disability benefits from the A. O. Smith Retirement Plan or such similar or successor plan.

     (g) Outside, Non-Employee Director: Means any director who at the time of acting, meets the qualification requirements for a Non-Employee Director as defined in Rule 16b-3(b)(3) of the Securities Exchange Act of 1934 and the qualification requirements for an Outside Director as defined in Section 1.162-27(e)(3) of the regulations under Section 162(m) of the Internal Revenue Code.

     (h)  Employee:   Means  any  full  time   managerial,   administrative   or
professional employee (including any officer or director who is such an employee) of the Company, or any of its Subsidiaries or Affiliates.

     (i) Fair Market Value: Means the market value of the Common Stock as reasonably determined by the Committee on the date the option is granted.

     (j) Normal Retirement Date: Shall have the meaning set forth in the A. O. Smith Retirement Plan.

     (k) Operating Unit: Means any division of the Company, or any Subsidiary or any Affiliate, which is designated by the Committee to constitute an Operating Unit.

     (1) Participant: Means an Employee who is selected by the Committee to participate in the Plan.

     (m) Subsidiary: Means any corporation in which the Company has more than 50 percent of the ownership.

     (n) Plan Year: Means the twelve months ending December 31st.

4.   Administration
     --------------

     The Plan shall be administered by a committee which shall consist of not less than two (2) members of the Board of Directors of the Company, each of whom is an Outside, Non-Employee Director. The Committee shall be appointed from time to time by the Board of Directors which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee is expressly authorized to hold Committee meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. The Committee shall have sole and


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complete  authority  to  adopt,  alter and  repeal  such  administrative  rules, regulations and practices governing the operation of the Plan as it shall from time to time deem advisable and to interpret the terms and conditions of the Plan.

5.   Eligibility
     -----------

     Employees who, in the opinion of the Committee, are key employees and have demonstrated a capacity for contributing in a substantial measure to the successful performance of the Company shall be eligible to be granted options to purchase shares of Common Stock of the Company, $1.00 par value per share ("Shares") under the Option Plan. The Committee shall, from time to time, choose from such eligible Employees those to whom options shall be granted.

     A Participant shall not be granted an option unless he enters into an agreement with the Company that he will remain in the service of the Company, a Subsidiary or an Affiliate for a period of at least twelve (12) months (commencing on the first day of the month in which the option is granted) or until his earlier retirement, at the pleasure of the Company, and at such compensation as it shall reasonably determine from time to time. The agreement shall provide that it does not confer upon the Employee any right to continue in the employ of the Company or of any such Subsidiary or Affiliate, neither shall it, except for said period of at least 12 months, restrict the right of the Employee to terminate employment at any time.

6.   Authority of Committee
     ----------------------

     Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine those Employees who shall be Participants, the price at which options shall be granted, the term of the option (except in no case shall an option term be less than eleven months and twenty-nine days nor more than ten years for Incentive Stock Options, or less than six months nor more than ten years for Non-Qualified Stock Options) and the number and kind of Shares to be subject to each option.

7.   Form of Option
     --------------

     Options   granted  under  the  Plan  shall  be  Incentive   Stock  Options,
non-qualified stock options, or some combination thereof.

8.   Option Price
     ------------

     The option price will be determined by the Committee at the time the option is granted and shall be 100 percent of the Fair Market Value of the Common Stock at the date of the grant. The maximum number of Shares with respect to which options may be granted during any Plan Year to any Participant shall be 300,000 Shares.


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9.   Withholding
     -----------

     The Company shall have the right to deduct and withhold from any cash otherwise payable to a Participant, or require that a Participant make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its liability to withhold federal, state or local income or FICA taxes incurred by reason of the grant or exercise of an option. In the discretion of the Committee, a Participant may be permitted to satisfy the Company's withholding requirements by tendering previously acquired Shares or by electing to have the Company withhold Shares otherwise issuable to the Participant, having a fair market value, on the date income is recognized pursuant to the exercise of a Non-Qualified Stock Option, in the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine.

10.  Exercise of Options
     -------------------

     Each option granted under the Option Plan will be exercisable on such date or dates and during such period and for such number of Shares as shall be determined pursuant to the provisions of the option agreement evidencing such option. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the extent, if any, and the conditions under which an option may be exercised in the event of the death of the Participant or in the event the Participant leaves the employ of the Company or has his employment terminated by the Company. The purchase price of any option may be paid (a) in cash or its equivalent; (b) with the consent of the Committee, by tendering (including by attestation) previously acquired Shares valued at their fair market value as determined by the Committee; or (c) with the consent of the Committee, by electing to have the Company withhold Shares otherwise issuable to the Participant, having a fair market value on the date of exercise of a Non-Qualified stock option, in the amount required to be paid; or with the consent of the Committee, by any combination of (a), (b), and (c). Any election under (b) or (c) above shall be made in writing and shall be made according to such rules and in such form as the Committee shall determine. The Committee may provide one or more means to enable Participants and the Company to defer delivery of Shares otherwise deliverable upon exercise of an option, on such terms and conditions as the Committee may determine, including by way of example the manner and timing of making a deferral election, the treatment of dividends paid on the Shares during the deferral period and the permitted distribution dates or events. No such deferral means may result in an increase in the number of shares of Common Stock issuable hereunder.

11.  Transferability
     ---------------

     Options under the Plan are not transferable otherwise than by will or the laws of descent or distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any option grant


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award. The Committee shall have authority, in its discretion,  to amend existing stock option agreements and to allow the transfer of any existing option grant award in the manner specified by the Committee.

12.  Agreements
     ----------

     Options granted pursuant to the Plan shall be evidenced by stock option agreements in such form as the Committee shall from time to time adopt.

13.  Adjustment of Number of Shares
     ------------------------------

     In the event a dividend shall be declared upon the Common Stock of the Company payable in Shares (other than a stock dividend declared in lieu of an ordinary cash dividend), the number of Shares then subject to any such option, the maximum number of shares set forth in the second sentence of Section 8, and the number of Shares reserved for issuance pursuant to the Plan but not yet covered by an option, shall be adjusted by adding to each Share the number of Shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event the outstanding Shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of Shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of Shares, merger or consolidation, then there shall be substituted for each Share reserved for issuance pursuant to the Plan, but not yet covered by an option, the maximum number of shares set forth in the second sentence of Section 8, the number of shares then subject to any such option, the number and kind of Shares of stock or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged. In the event there shall be any change, other than as specified above in this paragraph in the number or kind of outstanding Shares or of any stock or other security into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of Shares theretofore reserved for issuance pursuant to the Plan, but not yet covered by an option, the maximum number of shares set forth in the second sentence of
Section 8 and/or of the Shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement. The option price in each stock option agreement for each Share or other securities substituted or adjusted as provided for in this paragraph shall be determined by dividing the option price in such agreement for each Share prior to such substitution or adjustment by the number of Shares or the fraction of a share substituted for such Share or to which such Share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company in any stock option agreement to sell a fractional Share, and the total substitution or adjustment with respect to each stock option agreement shall be limited accordingly.


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

14.  Shares Available
     ----------------

     There shall be reserved, for the purpose of the Plan, a total of 1,500,000 Shares of Common Stock (or the number and kind of Shares of stock or other securities which, in accordance with Section 13 hereof, shall be substituted for said Shares or to which said Shares shall be adjusted). Such Shares may be, in whole or in part, authorized and unissued Shares or issued Shares which shall have been reacquired by the Company. In the event that (i) an option granted under the option plan to any employee expires or is terminated unexercised as to any Shares covered thereby, (ii) Shares are forfeited for any reason under the Plan, or (iii) Shares are tendered to exercise an option, such Shares shall thereafter be available for the granting of options under the Plan.

15.  Expenses
     --------

     The expenses of administering the Plan shall be borne by the Company.

16.  Non-Exclusivity
     ---------------

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

17.  Amendment
     ---------

     The Board of Directors, without further approval of the stockholders, may from time to time amend the Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the stockholders which would (a) increase the maximum number of Shares which may be awarded, or for which options may be granted, in the aggregate under the Plan; or (b) reduce the minimum option price which may be established under the Plan. No amendment shall, without the Participant's consent, alter or impair any of the rights or obligations under any option theretofore granted to him under the Plan.




Long-Term Incentive Compensation Plan - 0007 - 2/8/99



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